SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant    ☒                              Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BancFirst Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of the transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE	December 3, 2020.

TIME	9:00 a.m., local time.

PLACE

Due to concerns regarding the coronavirus outbreak and to assist in protecting the health and well-being of our shareholders and other participants, the meeting will be held virtually via conference call, with no physical in-person meeting. The meeting can be accessed by the following dial in numbers along with the accompanying access code. Dial in numbers: 1-408-418-9388. Access code: 146 392 2746

ITEMS OF BUSINESS	To amend and restate the BancFirst Corporation Stock Option Plan.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on October 30, 2020.

PROXY VOTING

Whether or not you attend the meeting via conference call, it is important that your shares be represented and voted. Please vote by completing, signing and dating your proxy card and returning it as soon as possible in the enclosed, postage−paid envelope. This proxy is revocable. You can revoke this proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors:

Randy Foraker Secretary

Oklahoma City, Oklahoma

November 2, 2020

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

BANCFIRST CORPORATION

2020 SPECIAL MEETING

PROXY STATEMENT

BancFirst Corporation

101 North Broadway

Oklahoma City, Oklahoma 73102

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of BancFirst Corporation of proxies to be used at a 2020 Special Meeting of Shareholders (the “Special Meeting”).  In this proxy statement, we refer to the Board of Directors as the “Board,” to BancFirst Corporation as “we,” “us,” “our” or the “Company,” and to our wholly-owned subsidiaries, BancFirst, as “BancFirst” and Pegasus Bank as “Pegasus.” This proxy statement and the accompanying proxy card or voter instruction card were first mailed to shareholders on or about November 5, 2020.  This proxy statement contains important information for you to consider when deciding how to vote on the matter brought before the Special Meeting.  Please read it carefully.

ABOUT THE SPECIAL MEETING

What matter will be voted on at the Special Meeting?

You will be voting on a proposal to amend and to restate the BancFirst Corporation Stock Option Plan.

What are the Board’s recommendations?

The Board recommends a vote for the amendment and restatement of the BancFirst Corporation Stock Option Plan.

Who is entitled to vote at the Special Meeting?

The Board set October 30, 2020, as the record date for the Special Meeting (the “record date”).  You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on October 30, 2020.  Your shares can be voted at the Special Meeting only if you are attending via conference call or represented by a valid proxy.

How many votes do I have?

You will have one (1) vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, BancFirst Trust and Investment Management, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company.  As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote during the conference call at the Special Meeting.  If you wish to grant a proxy, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Special Meeting.  However, since you are not the shareholder of record, you may not vote these shares during the conference call at the Special Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

What will happen if I do not vote my shares?

Shareholders of Record. If you are the shareholder of record of your shares and you do not vote by proxy card or during the conference call for the Special Meeting, your shares will not be voted at the Special Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The proposal to amend and restate the BancFirst Corporation Stock Option Plan is considered a non-routine matter under the rules and regulations promulgated by NASDAQ and approved by the Securities and Exchange Commission (“SEC”). Consequently, brokers may not vote uninstructed shares on this proposal.

Abstentions and broker non-votes are counted as shares that are present for purposes of determining whether a quorum is present at the Special Meeting. However, for purposes of determining whether a proposal is approved, abstentions and broker non-votes are tabulated separately. See “What vote is required to approve each proposal,” below, for a description of the effect of abstentions and broker non-votes on such proposal.

If you do not give your broker voting instructions, your broker will not be entitled to vote your shares.  We urge you to provide instructions to your broker, bank or other nominee so that your votes may be counted on these important matters.

How many votes can be cast by all shareholders?

Each share of common stock is entitled to one (1) vote.  We had ___ shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Special Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This is called a “quorum.” Shares that are present and entitled to vote on the matter to be voted upon at the Special Meeting are counted as present for establishing a quorum.  Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.  If a quorum is not present, we expect that the Special Meeting will be adjourned until we obtain a quorum.

What vote is required to approve the proposal?

This proposal requires the affirmative vote of the holders of at least a majority of the common stock issued and outstanding and entitled to vote. Abstention will have the same effect as a vote “against” this proposal, and broker non-votes will have no effect on the vote for this proposal.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes.  Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy at any time before it is exercised by mailing written notice specifying such revocation to the Secretary of the Company at least five business days before the Special Meeting.  You may change your vote by mailing a valid, later-dated proxy to the secretary of the Company at least five business days before the Special meeting, or by voting at the Special Meeting. However, please note that if you would like to vote at the Special Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker, bank or nominee.

What does it mean if I receive more than one proxy or voting instruction card?

It generally means your shares are registered differently or are in more than one account.  Please provide voting instructions for all proxy and voting instruction cards you receive.

Who can attend the Special Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend. The meeting will be held via conference call.

Who pays for the proxy solicitation and how will the Company solicit votes?

We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers, banks and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers, banks and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access the Company’s proxy materials electronically?

The proxy statement is available on the BancFirst website at http://www.BancFirst.bank and the website of the SEC at http://www.sec.gov. The Company provides documents on its website and provides links to the SEC’s website where reports can be obtained. The Company’s annual report on Form 10-K for the year ended December 31, 2019 (other than the exhibits thereto), as well as copies of other filings or exhibits to filings made with the SEC, are also available without charge upon written request.  Such requests should be directed to: Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Special Meeting will be available to shareholders entitled to vote at this meeting for ten days prior to the meeting for any purpose relevant to the meeting. This list can be viewed between the hours of 9:00 a.m. and 5:00 p.m., local time, at our principal executive offices at 101 N. Broadway, Oklahoma City, Oklahoma.  Please contact Randy Foraker, Executive Vice President and Secretary, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102, to make arrangements.

How do I find out the voting results?

Preliminary voting results will be announced at the Special Meeting, and final voting results will be published within four business days of the special meeting on Form 8-K, which we will file with the SEC. After the Form 8-K is filed, you may obtain a copy by visiting our website, which provides links to the SEC’s website.  You may also obtain a copy by visiting the SEC’s website directly or by contacting Randy Foraker, Executive Vice President and Secretary, by calling (405) 270-1044, by writing to Mr. Foraker c/o BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102, or by sending an email to him at randy.foraker@bancfirst.bank.

What if I have questions about lost stock certificates or I need to change my mailing address?

Shareholders of record may contact our transfer agent, BancFirst Trust and Investment Management, by calling (405) 270-4797 or writing to BancFirst Trust and Investment Management, P.O. Box 26883, Oklahoma City, Oklahoma 73126, to get more information about these matters.

HOW DO I VOTE?

Your vote is important.  You may vote by mail or attend the Special Meeting and vote by ballot, all as described below.

Vote by Mail

If you choose to vote by mail, simply mark your proxy card or voting instruction card, sign and date it, and return it in the postage-paid envelope provided.

Voting at the Special Meeting

The method or timing of your vote will not limit your right to vote at the Special Meeting if you attend the meeting and vote via the conference call.  However, if your shares are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record, and send to the Secretary of the Company at least five business days before the meeting.

The shares represented by the proxy cards or voting instruction cards received, properly marked, signed, dated and not revoked, will be voted at the Special Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board. If you fail to return your proxy card, or if your shares are held in “street name” and you do not instruct your broker how to vote your shares by failing to complete the voting instruction card, the effect will be as though you cast a vote “against” the proposal.

MATTER TO BE VOTED ON

AMENDMENT AND RESTATEMENT OF THE BANCFIRST CORPORATION STOCK OPTION PLAN

The BancFirst Corporation Stock Option Plan (the “Plan”) was originally adopted by the Company in 1986.  The Plan is intended to incent long-term employment with the Company and its subsidiaries and to encourage ownership of common stock of the Company by certain key employees and officers of the Company and its subsidiaries, in order to increase their proprietary interest in the Company's success.  Since its adoption, the Plan has been amended numerous times to increase the total number of shares of common stock of the Company on which stock options may be granted under the Plan, to extend the term of the Plan and to adopt provisions to comply with NASDAQ Stock Market Rules.  During the past 34 years that the Plan has been in effect, there have been other changes in accounting for stock compensation and the provisions of typical stock option plans.

Capitalized terms used and not otherwise defined herein have the respective meanings contained in the Plan.

Circumstances have at times arisen that were not contemplated when the Plan was originally adopted.  For example, the current COVID-19 pandemic has had a negative effect on the market price of the Company’s stock that, through no fault of the Optionees, has rendered earlier stock option grants ineffective as an incentive for the desired behaviors previously mentioned. The Board of Directors and Company management believe and recommend that the Plan should be amended and restated to reflect additional changes in the terms and provisions of the Plan, and to provide the Board more flexibility in modifying stock option grants, in order to better accomplish the Plan’s purpose.

The principal changes to the Plan being proposed are to:

•	Describe the specific authority of the Committee in more detail
•

Provide an exception to give the Committee the authority, through cancellation and re-grant, to re-establish the Option Exercise Price of Stock Options not to exceed a total of 300,000 shares in any period of twelve (12) continuous months

•	Authorize the Company to retain shares of Common Stock as consideration for the payment of the Option Exercise Price
•	Provide a more explicit procedure Stock Option exercises
•	Extend the exercise period subsequent to termination related to retirement or disability to six (6) months
•

Authorize the Committee to reinstate a Stock Option forfeited due to termination if the Optionee resumes employment within twelve (12) months following such termination, provided that the reinstatement does not extend the expiration date of the Stock Option

•	Add specific provisions for tax withholding, and authorize the Company to retain shares of Common Stock to satisfy tax withholding
•	Expand the provision for amendments to the Plan to clarify the requirement for shareholder approval of material amendments and conform to the NASDAQ Stock Market Rules

The Board believes that the approval of the amended and restated Plan is in the best interests of the Company and its shareholders, as the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company.

If the shareholders do not approve the amendment and the restatement of the Plan, the amendments described above will not be effective but the other terms and the other conditions of the Plan will continue in effect.

The complete text of the amended and restated Plan is presented as Appendix A to the Proxy Statement and the resolution to amend and to restate the Plan is presented as Appendix B to the Proxy Statement.

Summary of the Current Plan

The principal features of the current Plan are summarized below.  This summary does not purport to be a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the complete text of the Sixteenth Amended and Restated BancFirst Corporation Stock Option Plan.  The Sixteenth Amended and Restated BancFirst Corporation Stock Option Plan was filed electronically with the SEC as Exhibit 10.11 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2020, and can be reviewed on the SEC’s website at www.sec.gov. A copy of the current Plan document may also be obtained without charge by writing to Randy Foraker, Executive Vice President and Secretary at BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102.

The Plan, which is not subject to the provisions of the Employee Retirement Income Security Act of 1974, provides for the grant of non-qualified stock options.

The Plan is administered by the Committee.  The Committee is generally the Board, certain members of which are principal shareholders and employees of the Company or its affiliates, and the Board may also include participants in the Plan. Pursuant to the Plan, the Executive Committee of the Board may, by delegation of the Board, function as the Committee.

All decisions of interpretation or application of the Plan are determined by the Committee and such decisions are final, conclusive and binding upon all participants.

Currently all Plan options must be granted, if at all, no later than December 31, 2024.

Stock options may be granted only to employees (including officers) of the Company or its subsidiaries.  All stock options must have an exercise price equal to the fair market value of the common stock on the date of grant.  As defined in the Plan, “fair market value” is stated to be equal to the closing price of the common stock as reported on the NASDAQ Global Market, Inc. (“NASDAQ”) on the date of grant or, if no closing price is so reported, the closing price of the common stock as reported by NASDAQ on the most recent date next preceding the date of grant.

The exercise price is payable on exercise of a stock option and will generally be payable in cash, certified check, bank draft or money order, unless otherwise determined by the Committee. Unless otherwise determined by the Committee at the time of granting a stock option, stock options vest 25% per year commencing on the fourth year after grant, until the stock option is 100% vested. Except for termination of employment as a result of retirement or death, if an optionee ceases to be an employee for any reason, other than as a result of embezzlement, theft or other violation of law, the optionee may exercise his or her option (to the extent exercisable at the time of termination) at any time within thirty (30) days after termination.  If an optionee ceases to be an employee of the Company due to retirement, the optionee may exercise the option (to the extent exercisable at the time of termination) at any time within three months after such retirement. If an optionee ceases to be an employee of the Company due to death, the optionee’s estate, personal representative, or beneficiary shall have the right to exercise the option (to the extent exercisable at the time of death) at any time within 12 months from the date of the optionee’s death.

During the lifetime of the optionee, a stock option may be exercised only by the optionee.  Unless otherwise provided by the Committee, no option may be assignable except (a) by will, (b) by the laws of descent and distribution, (c) for the purpose of making a charitable gift, or (d) to a revocable trust of which the optionee is a trustee.

Except as described above, Plan options may not have a term in excess of fifteen (15) years.  The Board may terminate or amend the Plan at any time; provided, however, that without the approval of the shareholders of the Company, the Board may not amend the Plan to materially increase the total number of shares of common stock covered thereby, materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

Summary of Federal Income Tax Consequences of the Plan

The federal tax consequences of stock options are complex and subject to change.  Furthermore, the following summary is intended only as a general guide to the federal income tax consequences of stock options granted under the Plan under current federal law and is not intended to be exhaustive.  In particular, this summary does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent that an award is subject to such provisions and does not describe state or local tax consequences.

Non-qualified stock options have no special tax status.  An optionee generally recognizes no taxable income as the result of the grant of such a stock option.  Upon exercise of the stock option, the optionee normally recognizes ordinary income with respect to the acquired shares in the amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  Such ordinary income generally is subject to income tax withholding requirements and employment taxes.  Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date of recognition of income will be taxed as long-term or short-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of recognition of income.

No tax deduction is available to the Company with respect to the grant of the non-qualified option or the sale of stock acquired pursuant to such grant.  Provided certain withholding requirements are met, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the stock option.

Specific Benefits under the Plan

The Company has not approved any stock options or any amendments to stock options that are conditioned upon shareholder approval of the proposed amendment and restatement of the Plan. The number, the amount and the type of stock options to be received by, or allocated to, eligible persons in the future and such re-pricings cannot be determined at this time.

Aggregate Past Grants under the Plan

As of October 30, 2020, stock options covering _____ shares (before cancellations of stock options covering _____ shares) of common stock had been granted under the Plan. The following table shows information regarding the distribution of those stock options among the persons and groups identified below, as well as shares subject to unexercised options outstanding as of that date.

Aggregate Past Grants Under the Plan
Name	Total Shares Subject to Previous Option Grants(1)	Shares Subject to Unexercised Options Outstanding
Named Executive Officers:
David R. Harlow Chief Executive Officer	120,000	20,000
Kevin Lawrence Executive Vice President and Chief Financial Officer	100,000	86,750
David E. Rainbolt Executive Chairman	120,000	—
Dennis L. Brand Chairman of the Executive Committee	220,000	—
Darryl W. Schmidt President and Chief Executive Officer, BancFirst	120,000	—
All Executive Officers as a Group	0	0
Non-Executive Officer Employee Group	0	0

(1)  Does not include cancellations of stock options covering ________ shares.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF THE BANCFIRST CORPORATION STOCK OPTION PLAN.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties may communicate with one (1) or more members of the Board in writing by regular mail. The following address may be used by those who wish to send such communications:

Board of Directors

c/o Secretary

BancFirst Corporation

101 N. Broadway

Oklahoma City, Oklahoma 73102

Such communication should be clearly marked “Shareholder-Board Communication.” The communication must indicate whether it is meant to be distributed to the entire Board or to specific members of the Board and must state the number of shares of common stock beneficially owned by the shareholder making the communication. The Secretary has the authority to disregard any inappropriate communications.  If deemed an appropriate communication, the Secretary will submit the correspondence to the Executive Chairman of the Board or to any specific director to whom the correspondence is directed.

STOCK OWNERSHIP

Certain Beneficial Owners

Unless otherwise indicated, the following table sets forth information as of October 30, 2020, with respect to any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, which is the Company’s only class of voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
David E. Rainbolt P.O. Box 26788 Oklahoma City, OK 73126	0	(1)	0%

Leslie J. Rainbolt P.O. Box 26788 Oklahoma City, OK 73126	0	(2)	0%

BancFirst Corporation Employee Stock Ownership Plan (the “ESOP”) and BancFirst Corporation Thrift Plan (the “Thrift Plan”) together the “Retirement Plans” P.O. Box 26788 Oklahoma City, OK 73126	0	(3)	0%

Investors Trust Company 1202 North Tenth Street Duncan, OK 73533	0	(4)	0%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	0		0%

(1)

Shares shown as beneficially owned by David E. Rainbolt include 0 shares held by BF Bank Partners LP, a family partnership of which Mr. Rainbolt is the managing partner and 0 shares held by the Retirement Plans for the accounts of Mr. Rainbolt.

(2)

Shares shown as beneficially owned by Leslie J. Rainbolt include 0 shares held by Main Street Banking Partners, LP, a family partnership of which Mrs. Rainbolt is the managing partner. David E. Rainbolt is a co-managing partner.

(3)

Includes 0 shares (0%) held by the ESOP and 0 shares held by the Thrift Plan (0%).  The Retirement Plans are both administered by the Company’s Retirement Plan Administrative Committee.  Each Retirement Plan participant may direct the Retirement Plan Administrative Committee how to vote the shares of common stock that are allocated to his or her account.  The Retirement Plan Administrative Committee exercises discretion in voting any shares that are not allocated to participants’ accounts.  As of October 30, 2020, participants in both Retirement Plans could direct the voting of all 0 shares held by the plans.

(4)

Investors Trust Company, an Oklahoma-chartered trust company, acts as trustee or co-trustee of various trusts, which, in the aggregate, own 0 shares. Tom H. McCasland, III, a director of the Company, is a shareholder of Investors Trust Company and serves on its Board of Directors.  Any voting or disposition of the Company’s common stock by Investors Trust Company is determined by its Board of Directors. No attribution of beneficial ownership of shares included as beneficially owned by Investors Trust Company has been made separately to its board members or owners, all of whom disclaim beneficial ownership of shares in such capacities.

Because of his position with the Company and his equity ownership therein, David E. Rainbolt may be deemed to be a “parent” of the Company for purposes of the Securities Act of 1933.

Directors and Management

As of October 30, 2020, the directors and executive officers of the Company as a group (0 persons, including certain executive officers of BancFirst and Pegasus Bank), beneficially owned 0 shares of the Company’s common stock (0% of the total shares outstanding at that date), excluding 0 shares represented by options exercisable within 60 days. It is the intent of the directors and executive officers to vote these shares (i) FOR the amendment and restatement of the BancFirst Corporation Stock Option Plan.

The following table sets forth as of October 30, 2020, the number of shares of common stock owned by (i) each director of the Company, (ii) each named executive officer, and (iii) all directors and executive officers of the Company as a group, together with the percentage of outstanding common stock owned by each. The number of shares of common stock outstanding for each listed person includes any shares the individual has the right to acquire within 60 days after October 30, 2020. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days are included for that person or group, but not for the stock ownership of any other person or group.

	Amount of Beneficial Ownership		Percent of Class
Dennis L. Brand	0	(1)	*
C. L. Craig, Jr.	0		*
F. Ford Drummond	0	(2)	*
Joseph Ford	0	(3)	*
Joe R. Goyne	0		*
David R. Harlow	0	(4)	*
William O. Johnstone	0	(5)	*
Frank Keating	0	(6)	*
Bill G. Lance	0	(7)	*
Kevin Lawrence	0	(8)	*
Dave R. Lopez	0	(9)	*
William Scott Martin	0	(10)	0%
Tom H. McCasland, III	0	(11)	*
Ronald J. Norick	0	(12)	*
David E. Rainbolt	0	(13)	0%
H. E. Rainbolt	0		*
Robin Roberson	0	(14)	*
Michael S. Samis	0	(15)	*
Darryl W. Schmidt	0	(16)	*
Natalie Shirley	0	(17)	*
Michael K. Wallace	0	(18)	*
Gregory G. Wedel	0	(19)	*
G. Rainey Williams, Jr.	0		*
All directors and executive officers as a group (0 persons)	0		0%

* Percent of class is less than 1%

(1)	Includes 0 shares held by the Retirement Plans for the accounts of Mr. Brand.
(2)	Includes 0 shares Mr. Drummond has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(3)	Consists of shares Mr. Ford has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(4)

Includes 0 shares held by the Retirement Plans for the accounts of Mr. Harlow and 0 shares Mr. Harlow has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.

(5)	Includes 0 shares owned by a company that Mr. Johnstone controls and 0 shares held by the ESOP for the account of Mr. Johnstone.
(6)	Consists of shares Mr. Keating has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(7)	Includes 0 shares Mr. Lance has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(8)	Includes 0 shares held by the ESOP for the account of Mr. Lawrence and 0 shares Mr. Lawrence has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(9)	Consists of shares Mr. Lopez has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(10)

Mr. Martin has a $10,000,000 line of credit with Simmons Bank, in which these 0 shares are pledged as collateral and includes 0 shares Mr. Martin has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.

(11)	Includes 0 shares held directly by Mr. McCasland’s wife and 0 shares held by three trusts of which Mr. McCasland is the trustee.
(12)	Consists of shares held by a partnership of which Mr. Norick is a general partner.
(13)	Includes 0 shares held by BF Bank Partners LP, a family partnership of which Mr. Rainbolt is the managing partner, and 0 shares held by the Retirement Plans for the accounts of Mr. Rainbolt.

(14)	Consists of shares Ms. Roberson has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(15)	Includes 0 shares held directly by Mr. Samis’ wife and 0 Mr. Samis has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(16)	Includes 0 shares held by the ESOP for the account of Mr. Schmidt. Mr. Schmidt has a $590,000 loan with Emprise Bank, in which 0 shares of the Company’s stock is pledged to this note.
(17)	Includes 0 shares Ms. Shirley has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(18)	Includes 0 shares Mr. Wallace has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.
(19)	Includes 0 shares Mr. Wedel has the right to acquire upon the exercise of options exercisable within 60 days after October 30, 2020.

Appendix A

AMENDED AND RESTATED

BANCFIRST CORPORATION STOCK OPTION PLAN

1.

PURPOSE.  This Amended and Restated BancFirst Corporation Stock Option Plan (“the Plan”) incorporates the amendments to the Sixteenth Amended and Restated BancFirst Corporation Stock Option Plan adopted by the stockholders of BancFirst Corporation (the “Company”) on___, 2020.

The Plan is intended to incent long-term employment with the Company, and encourage ownership of Company Common Stock by certain key employees and officers of the Company and its subsidiaries, in order to increase their proprietary interest in the Company's success.

The Plan is intended to comply with Section 409A of the Code.

2.	DEFINITIONS. As used herein, the following terms shall have the corresponding meanings:

2.1.	“Board of Directors” shall mean the Board of Directors of the Company.

2.2.	“Charity” shall mean any organization that has been recognized by the Internal Revenue Service as qualifying under Section 501(c)(3) of the Code of 1986.

2.3.	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

2.4	“Committee” shall mean the Board of Directors or the Executive Committee acting under authority delegated by the Board of Directors.

2.5.	“Common Stock” shall mean the common stock, par value $1.00 per share, of the Company.

2.6.

“Continuous Service” shall mean, with respect to any Employee, the absence of any interruption or termination of service as an Employee.  Such status shall not be considered interrupted in the case of (a) sick leave, (b), military leave, (c), except as otherwise provided in any leave policy adopted by the Company or one of its Subsidiaries from time to time, an approved leave of absence or (d) a transfer between locations and/or between the Company and its Subsidiaries.  The determination whether an Employee remains in Continuous Service shall be made by the Committee, in its sole discretion.

2.7.

“Date of Grant” shall mean the date of the approval by the Committee of a Stock Option granted hereunder as set forth in the applicable stock option award agreement.  In the event of a grant conditioned, among other things, upon stockholder ratification of this Plan, the date of such conditional grant shall be the Date of Grant for purposes of this Plan.

2.8.	“Employee” shall mean any person employed by the Company or any Subsidiary of the Company.

2.9.	“Executive Committee” shall mean the Executive Committee of the Board of Directors.

2.10.

“Fair Market Value” shall mean, with respect to the grant of a Stock Option under the Plan, (a) if the Common Stock is listed on a national securities exchange or NASDAQ, the closing price of the Common Stock for the business day of the Date of Grant, or (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on such market for the business day of the Date of Grant or (c) if the Common Stock is not then listed on any exchange or quoted on an over-the-counter market, an amount determined in good faith by the Committee to be the fair market value of the Common Stock, after consideration of all relevant factors, on the Date of Grant.  In all events, “Fair Market Value” shall be determined in good faith by the Committee in a manner that will comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder.

2.11.	“NASDAQ” shall mean NASDAQ Global Market, Inc.

2.12.	“Nonqualified Stock Option” shall mean a Stock Option that is not intended to qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

2.13.	“Option Exercise Price” shall mean the price paid for shares of Common Stock upon the exercise of a Stock Option granted hereunder.

2.14.	“Optionee” shall mean any person entitled to exercise a Stock Option pursuant to the terms of the Plan.

2.15.	“Stock Option” shall mean a stock option giving an Optionee the right to purchase shares of the Company’s Common Stock. Stock Options granted under the Plan shall be Nonqualified Stock Options.

2.16.	“Subsidiary” shall mean a subsidiary company, whether now or hereafter existing, of the Company.

3.ADMINISTRATION.

3.1	AUTHORITY. The Plan shall be administered by, and all Stock Options shall be authorized by, the Committee.

Subject to the provisions of the Plan and subject to the approval of any relevant authority, including, without limitation, the required approval, if any, of any national securities exchange or NASDAQ, the Committee shall have the following authority, in its discretion:

(a)	to determine the Option Exercise Price, which shall be equal to the Fair Market Value of the Common Stock in accordance with the definition of such term contained herein;

(b)	to select the Employees to whom Stock Options may from time to time be granted hereunder;

(c)	to determine whether and to what extent Stock Options are granted hereunder;

(d)	to determine the number of shares of Common Stock covered by each Stock Option granted hereunder;

(e)	to approve forms of agreement for use under the Plan;

(f)	to determine when and under what circumstances the Option Exercise Price may be settled in cash or other consideration instead of Common Stock;

(g)	to construe and to interpret the terms and the conditions of the Plan and the Stock Options granted pursuant to the Plan; and

(h)	to adopt and to revise any regulations and rules as the Committee may deem necessary or advisable to administer the Plan.

Notwithstanding anything else contained herein, except for (a) an adjustment pursuant to Section 12, or (b) the cancellation and re-grant of Stock Options that re-establishes the Fair Market Value of the Common Stock and therefore the Option Exercise Price of Stock Options not to exceed a total of 300,000 shares in any period of twelve (12) continuous months, which the Committee may affect without stockholder approval,  in no case may the Committee amend an outstanding Stock Option to reduce the Option Exercise Price of the Stock Option.

3.2.

EFFECT OF DECISIONS.  All constructions, decisions, determinations and interpretations of the Committee shall be final and binding upon all persons having an interest in the Plan and/or any Stock Option.

3.3.

EXCULPATION; INDEMNIFICATION. No member of the Committee shall be liable for any action made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation, or as otherwise permitted by law.  A member of the Committee shall be eligible to receive a grant of a Stock Option under the Plan on the same terms as other Employees.  However, if the Committee grants Stock Options to a member of the Committee, such grant shall not be effective until such grant is approved by the Compensation Committee of the Board of Directors, consisting of three (3) or more "independent directors" as defined in and determined pursuant to the Marketplace Rules of the NASDAQ or any stock exchange upon which the Common Stock of the Company is listed.

3.4.	RULE 16B-3 COMPLIANCE. With respect Optionees who are subject to Section 16(b) of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3.

4.

ELIGIBILITY.  The individuals that shall be eligible to participate in the Plan shall be such key Employees (including officers) of the Company and/or one of its Subsidiaries in which the Company has proprietary interest by reason of stock ownership or otherwise, including any company in which the Company acquires a proprietary interest after the adoption of this Plan (but only if the Company owns, directly or indirectly,  not less than 50% of the total combined voting power in the company), as the Committee shall determine from time to time.

5.

STOCK.  The stock subject to Stock Options and the other provisions of the Plan shall be shares of the Company’s authorized but unissued Common Stock or treasury stock, as determined by the Committee.  Subject to adjustment in accordance with Section 6.9 and Section 6.10, the total number of shares of Common Stock of the Company on which Stock Options may be granted under the Plan subsequent to the effective date of this amended and restated Plan shall not exceed in the aggregate 320,000 shares.  In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated prior to the end of the period during which Stock Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.

6.

TERMS AND CONDITIONS OF STOCK OPTIONS.  Stock Options granted pursuant to the Plan shall be evidenced by a stock option award agreement in such form as the Committee shall, from time to time, approve.  Stock Options shall comply with and be subject to the following terms and conditions:

6.1.

MEDIUM AND TIME OF PAYMENT.  The Option Exercise Price shall be payable in United States Dollars upon the exercise of the Stock Option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Company, unless otherwise determined by the Committee. The consideration to be paid for shares of Common Stock to be issued upon exercise of a Stock Option, including, without limitation, the method of payment may be determined by the Committee and may consist entirely of (a) cash or certified check, bank draft or money order payable to the order of the Company, (b), to the extent permitted by applicable law, regulation or rule, authorization for the Company to retain from the total number of shares of Common Stock for which the Stock Option is exercised that number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price for the total number of shares of Common Stock for which the Stock Option is exercised or (c) a combination of the foregoing.

6.2.	NUMBER OF SHARES. The Stock Option shall state the total number of shares to which it pertains.

6.3.	OPTION EXERCISE PRICE. The Option Exercise Price shall be not less than the Fair Market Value of the Common Stock on the Date of Grant.

6.4.

TERM OF STOCK OPTIONS.  The period during which Stock Options shall be exercisable shall be fixed by the Committee, but in no event shall a Stock Option be exercisable after the expiration of fifteen (15) years from the date such Stock Option is granted.  Subject to the foregoing, Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which restrictions and conditions need not be the same for all Stock Options.

6.5.

PROCEDURE FOR EXERCISE.  Any Stock Option shall be exercisable at such times, on such terms and subject to such conditions as may be determined by the Committee and reflected in the stock option agreement.

A Stock Option shall be deemed to be exercised when notice of such exercise has been given to the Company by the person entitled to exercise the Stock Option and the Company has received full payment of the Option Exercise Price in accordance with Section 6.1.

6.6.

DATE OF EXERCISE.  Unless otherwise determined by the Committee at the time of granting a Stock Option or in accordance with this Plan, Stock Options shall be exercisable at the rate set forth below beginning four (4) years from the Date of Grant.  After becoming exercisable, the Stock Option may be exercised at any time and from time to time in whole or in part (but in whole share increments) until termination of the Stock Option as set forth this Plan.

Elapsed Years from Date of Grant	Percent of Shares	Cumulative Percent of Shares
less than 4 years	0%	0%
4 but less than 5 years	25%	25%
5 but less than 6 years	25%	50%
6 but less than 7 years	25%	75%
7 or more years	25%	100%

6.7.

TERMINATION OF EMPLOYMENT.  In the event of the termination of an Optionee’s Continuous Employment as an Employee, such Optionee’s Stock Option, whether or not then exercisable, shall terminate immediately; provided, however, that if the termination is not as a result of embezzlement, theft or other violation of the law, the Optionee shall have the right to exercise such Stock Option (to the extent exercisable at the time of termination) at any time within thirty (30) days after such termination; provided, further, that if any termination of employment is related to the Optionee's retirement with the consent of the Company or one of its Subsidiaries, or the Optionee’s disability, the Optionee shall have the right to exercise such Stock Option (to the extent exercisable up to the date of retirement) at any time within six (6) months after such retirement; and provided, further, that if the Optionee dies while in the employment of the Company or within the period of time after termination of employment or retirement during which such Optionee was entitled to exercise such Stock Optionee as hereinabove provided, his estate, personal representative or beneficiary shall have the right to exercise such Stock Option (to the extent exercisable at the date of death) at any time within twelve (12) months from the date of such Optionee death or disability.

6.8.

REINSTATEMENT.  Notwithstanding anything contained in Section 6, the Committee has the authority to reinstate a Stock Option forfeited under Section 6.7 if the Optionee resumes employment as an Employee within twelve (12) months following such termination; provided, however, in no event shall any such reinstatement extend the specified expiration date of the Stock Option.

6.9.

RECAPITALIZATION.  The aggregate number of shares of Common Stock on which Stock Options may be granted to persons participating under the Plan, the number of shares thereof covered by each outstanding Stock Option, and the price per share thereof in each such Stock Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In the event of a change in the Company's Common Stock that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

6.10.

REORGANIZATION OF COMPANY.  Subject to any required action by the stockholders of the Company, if the Company shall be the surviving or resulting corporation in any merger or consolidation that does not result in change of control of the Company, any Stock Option granted hereunder shall pertain and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.  In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or resulting corporation or that results in a change in control of the Company, or a tender or exchange offer which results in a change in control of the Company, the Committee shall determine: (a) whether all or any part of the unexercisable portion of any Stock Option outstanding under the Plan shall terminate; (b) whether the Stock Options shall become immediately exercisable; or (c) whether such Stock Options may be exchanged for options covering securities of any such surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to a Stock Option hereunder.

6.11.	TAX WITHHOLDING. Upon any event that requires tax withholding in connection with any Stock Option, the Company or one of its Subsidiaries shall have the right at its option:

(a)

to require the Optionee (or the estate, personal representative or beneficiary) to pay or to provide for the payment of any taxes that the Company or one of its Subsidiaries may be required to withhold with respect to such event; or

(b)

to deduct from any amount otherwise payable in cash to the Optionee (or the estate, personal representative or beneficiary) the amount of any taxes that the Company or one of its Subsidiaries may be required to withhold with respect to such event.

In any case where tax is required to be withheld in connection with the delivery of securities under the Plan, the Committee may in its sole discretion (subject to applicable laws, regulations and rules) require or grant the Optionee (or the estate, personal representative or beneficiary) the right to elect, pursuant to such regulations and such rules as may be established by the Committee  and subject to such conditions as may be established by the Committee, that the Company reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire from the such person) the appropriate number of shares of Common Stock, valued at a consistent manner with the Fair Market Value or at the sales price in accordance with cashless exercises, necessary to satisfy the applicable withholding obligation.

6.12.	ASSIGNABILITY. Except as provided in this Section 6.12, no Stock Option shall be assignable or transferable except as follows:

(a)	by will or by the laws of descent and distribution.

(b)	for the purpose of making a charitable gift as permitted by Section 6.16.

(c)

to the Optionee as trustee or to the Optionee and one or more others as co-trustees, of a revocable trust that allows the Optionee to amend or revoke the trust at any time.  If the Optionee relinquishes such Optionee’s power to amend or revoke the trust or resigns as a trustee, the Optionee shall withdraw the Stock Option from the trust prior to the relinquishment of such power or such Optionee’s resignation as trustee and shall re-vest title to the Stock Option in the Optionee’s individual name.  If the trust becomes irrevocable due to the death of the Optionee, the successor or remaining trustee(s) shall have the same power to exercise the Stock Option under Section 6.7 as the personal representative. If the Optionee becomes incapacitated, the date of incapacity shall be deemed for purposes of this Plan as the date of termination of employment under Section 6.6 (whether or not Optionee’s employment has actually terminated), and the successor or remaining trustee(s) of the trust shall have the same right to exercise the Stock Option as a terminated Optionee has under Section 6.7.  The Optionee as trustee and any successor or remaining trustee(s) shall be bound by all the terms and conditions of the Plan and the stock option award agreement delivered by the Company to the Optionee under this Plan.

(d)	to the extent set forth in the stock option aware agreement governing such Stock Option.

6.13.

OPTIONEE'S AGREEMENT.  If, at the time of the exercise of any Stock Option, it is necessary or desirable, in order to comply with any applicable laws, rules or regulations relating to the sale of securities, that the Optionee exercising the Stock Option shall agree that such Optionee will purchase the shares that are subject to the Stock Option for investment and not with any present intention to resell the same, the Optionee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

6.14.

RIGHTS AS A STOCKHOLDER.  An Optionee shall have no rights as a stockholder with respect to shares covered by his Stock Option until the date of issuance of the shares to him and only after such shares are fully paid.

6.15.	OTHER PROVISIONS. The stock option award agreement authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

6.16.

Charitable Gift.  An Optionee shall be permitted to assign such Optionee’s Stock Option without consideration, either in full or in one or more partial assignments from time to time, to a Charity.  Assignment(s) may be made during the Optionee’s lifetime or may be effective upon his death.  If a Stock Option is assigned to a Charity, in whole or in part, it shall continue to be subject to Section 6.6 and Section 6.6, which shall thereafter apply to the same extent as if the Stock Option were still held by the Optionee himself (if the Optionee is living), or by the Optionee’s estate, personal representative or beneficiary (if the Optionee is deceased).

7.

MARKETABILITY OF SHARES.  The Common Stock is currently traded on NASDAQ.  As a result, its liquidity varies widely in response to supply and demand.  Consequently, the Company can give no assurances as to the marketability of shares acquired under the Plan.

8.

TAX IMPLICATIONS.  It is anticipated that Stock Options granted under the Plan will be treated as Nonqualified Stock Options by the Internal Revenue Service.  As such, exercise of the Stock Option would generate a taxable event with the difference between the original Option Exercise Price and the Fair Market Value of the Common Stock at the time of exercise being treated as ordinary income.  If a Stock Option is transferred to a Charity as permitted by Section 6.12(b) and Section 6.16, the Optionee should expect to have ordinary income attributed to him at the time the Charity exercises the Stock Option, in the same amount and with the same effect as if the Optionee exercised the Stock Option.

9.	TERM OF PLAN. No Stock Option may be granted after December 31, 2024.

10.	NO OBLIGATION TO EXERCISE OPTION. The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

11.

COMPLIANCE WITH LAW.  The Plan, the granting and the vesting of Stock Options, the offer, the issuance and the delivery of shares of Common Stock and/or the payment of money under the Plan are subject to compliance with all applicable federal and state laws, regulations and rules (including, without limitation, federal and state securities laws, regulations and rules and federal margin requirements) and to such approval by governmental, listing or regulatory authorities as may be necessary or advisable in connection therewith.   Any person acquiring any securities under the Plan shall, if requested by the Company or one of its Subsidiaries, provide such assurances and representations as  the Committee may deem necessary or advisable to assure compliance with all applicable legal and accounting requirements.

12.	AMENDMENTS.

12.1

AMENDMENT AND TERMINATION.  The Committee may alter, amend, discontinue, suspend or terminate the Plan or any portion thereof at any time, including any alteration, discontinuance, suspension or termination necessary to comply with any tax, securities or regulatory law or requirement or any applicable listing requirement with which the Committee intends the Plan to comply; provided, however, no such alteration, discontinuance, suspension or termination shall be made without shareholder approval if such amendment constitutes a “material amendment.” For purposes of the Plan, a “material amendment” shall mean an amendment that (a) materially increases the benefits accruing to Optionees in the Plan, (b) materially increases the number of securities that may be issued under the Plan, (c) materially modifies the requirements for participation in the Plan or (d) is otherwise deemed a material amendment by the Committee pursuant to any applicable law, regulation or rule, applicable accounting or listing standards.

12.2	AMENDMENTS TO OPTIONS. The Committee may not amend the terms and conditions of a Stock Option without the prior written consent of the Optionee.

12.3

LIMITATIONS ON AMENDMENTS TO THE PLAN. No alteration, amendment, suspension or termination of the Plan or change affecting any outstanding Stock Option shall, without the prior written consent of the Optionee, affect in a manner materially adverse to such Optionee, the obligations of the Optionee under any Stock Option granted prior to the effective date of such change.   Changes under Section 6.8 and Section 6.9 shall not be deemed to materially adverse changes under this Section 12.3.

Appendix B

RESOLUTION OF

THE BOARD OF DIRECTORS

OF BANCFIRST CORPORATION

WHEREAS, the Company originally adopted the BancFirst Corporation Stock Option Plan (the “Plan”) in May 1986 to provide incentive compensation and stock ownership for key officers; and

WHEREAS, since the adoption of the Plan, there have been significant changes in stock option plan design, terms and regulation; and

WHEREAS, whereas it is considered to be advantageous and appropriate to amend and restate the Plan to (1) update the terms of the Plan, and (2) afford the Board of Directors broader authority to modify individual stock option grants within the requirements and restrictions of the NASDAQ Stock Market Rules; and

NOW, THEREFORE, BE IT RESOLVED, that the Amended and Restated BancFirst Corporation Stock Option Plan Dated be and hereby is approved.

FURTHER RESOLVED, that since the NASDAQ Stock Market Rules require shareholder approval of material amendments to stock compensation plans, a Special Meeting of Shareholders is hereby called for such purpose on December 3, 2020 at 9:00 am, and that the record date for shareholders entitled to vote at such meeting is October 30, 2020.

B-1

▼ FOLD AND DETACH HERE ▼

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1.

Please mark your votes like this ☒

	FOR	AGAINST	ABSTAIN
1. To amend and restate the BancFirst Corporation Stock Option Plan.	☐	☐	☐

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please Mark Change of Address.

The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement. The undersigned hereby revokes any proxies heretofore given.

Signature____________________________ Signature____________________________ Dated____________, 2020

NOTE: Please complete, date and sign exactly as your name appears hereon. In the case of joint owners, each owner should sign. When signing as administrator, attorney, corporate officer, executor, guardian, trustee, etc., please give your full title as such. If a corporation, sign in full corporate name by authorized officer, giving title. If a partnership, sign in partnership name by authorized person.

FOLD AND DETACH HERE  BANCFIRST CORPORATION  OKLAHOMA CITY, OKLAHOMA  PROXY/VOTING INSTRUCTION CARD  This proxy is solicited on behalf of the Board of Directors of  BancFirst Corporation for the Annual Meeting on May 23, 2019.  Your vote is important! Please sign and date on the reverse side  and return promptly in the enclosed envelope.  The undersigned hereby appoints David  Rainbolt and Randy Foraker as Proxies each with  the power to appoint his substitute and each with full wer to act without the other, and  hereby authorizes them to present and vote all shares of Common Stock of the undersigned  of BancFirst Corporation (the “Company”) which the undersigned would be entitled to vote at  the Annual Meeting of Shareholders to be held at the Skirvin Hilton Hotel, 1 Park Avenue (the  corner of Park Avenue and Broadway), Oklahoma City, Oklahoma 73102, on Thursday, May  23, 2019, at 9:00 a.m. and at any and all adjournments thereof on the reverse side: (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)